As filed with the Securities and Exchange Commission on August 22, 1997.

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                               RF INDUSTRIES, LTD.
             (Exact Name of Registrant as Specified in its Charter)
                                 --------------
          Nevada                                        88-0168936
(State of Incorporation)                   (I.R.S. Employer Identification No.)

               7610 Miramar Road, Bldg. 6000, San Diego, CA 92126
               (Address of Principal Executive Office) (Zip Code)
                                 --------------


                  Consulting Agreement dated February 13, 1996
                              (Full title of Plan)
                                 --------------

                                   Howard Hill
                          7610 Miramar Road, Bldg. 6000
                               San Diego, CA 92126
                     (Name and address of agent for service)

                                 (619) 549-6340
          (Telephone Number, Including Area Code, of Agent of Service)
                                 --------------

                        Copies of all correspondence to:
                             Timothy J. Fitzpatrick
                              Fisher Thurber, Ltd.
                        4225 Executive Square, Suite 1600
                         La Jolla, California 92037-1483
                                 (619) 535-9400


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

                                                                           Proposed
                                                     Proposed              Maximum
Title of                                             Maximum               Aggregate
Securities to be           Amount to be              Offering Price        Offering            Amount of
Registered                 Registered (1)            Per Share (2)         Price (2)           Registration Fee
-------------------------------------------------------------------------------------------------------------------

Common Stock
no par value               50,000                    $ 2.8125              $ 140,625           $  42.61
                           shares
-------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) based on the average of the bid and ask prices of the Common Stock of the Company as reported on August 14, 1997 on the OTC Bulletin Board.

                               RF INDUSTRIES, LTD.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be filed with the Securities and Exchange Commission (the Commission) pursuant to Form S-8 adopted under the Securities Act of 1933, as amended (the Securities Act).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by RF Industries, Ltd. (the Company) with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the Exchange Act), are incorporated herein by reference:

     A. The Companys Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     B. The Quarterly Reports on Form 10-QSB for the quarters ended January 31, 1997 and April 30, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrants document referred to in (a) above.

     C. The description of the common stock, no par value, of the Company contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents which the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

           Inapplicable

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL

           Inapplicable

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, Bylaw, Indemnification Agreement, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

      The registrants Articles of Incorporation, as amended provide the corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation shall also indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     Mr. Jack Benz, a director of the Company is party to an Indemnification Agreement with the Company dated April 18, 1990. Under the terms of the Indemnification Agreement the Company will pay on behalf of Mr. Benz any expenses which Mr. Benz actually and reasonably incurs in connection with any claim made against Mr. Benz on account of any act or omission by Mr. Benz while acting in his capacity as a director or officer of the Company, so long as Mr. Benz acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company. The Company is obligated to pay expenses, including attorneys fees, judgments, fines and amounts paid in settlement of such claims made against Mr. Benz, for which under applicable law a Nevada corporation may indemnify Mr. Benz, as such law exists or may be amended from time to time.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                  Inapplicable.

ITEM 8.    EXHIBITS.

        The following exhibits are filed pursuant to Item 601 of Regulation S-K:

            EXHIBIT NO.                            TITLE

               3.1 Articles of Incorporation and Amendments thereto as filed with the Nevada Secretary of State. (1)

               3.2              Bylaws of the Registrant. (1)

               4.1 Consulting Agreement with Neil G. Berkman dated February 13,1996. (2)

               5.1 Opinion of Fisher Thurber LLP including consent of such counsel. (2)

               23.1             Consent of J.H. Cohn LLP  (2)

               23.2             Consent of Fisher Thurber LLP
                                (Included in Exhibit 5.1) (2)

_______________________

(1) Incorporated by reference to the exhibits filed with the Form 10-K (File No. 0-13301) filed on August 2, 1987.

(2)        Filed herewith.


ITEM 9.    UNDERTAKINGS.

A.     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Act);

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such informa-tion in the registration statement;

unless, with respect to paragraphs (i) and (ii), the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ( the Exchange Act ), that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the ______ day of August, 1997.


RF INDUSTRIES, LTD.


BY:        /s/ Howard F. Hill
           Howard F. Hill, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURES               TITLE                    DATE


    /s/ Howard F. Hill     President, CEO          August 22, 1997
                           and Director


    /s/ Terrie A. Gross    CFO                     August 22, 1997

    /s/ Jack A. Benz       Director                August 22, 1997


    /s/ John R. Ehret      Director                August 22, 1997


    /s/ Robert Jacobs      Director                August 22, 1997

                                    FORM S-8

                               RF INDUSTRIES, LTD.

                                  EXHIBIT INDEX


                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER                     DESCRIPTION                                  PAGE

4.1          Consulting Agreement dated February 13, 1996 with
             Neil G. Berkman...............................................9

5.1          Opinion of Fisher Thurber LLP dated August 18, 1997..........12

23.1         Consent of J.H. Cohn LLP.....................................15

23.2         Consent of Fisher Thurber LLP
             (Included in Exhibit 5).....................................